UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2019

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
DPL Inc.	☐
The Dayton Power and Light Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

DPL Inc.	☐
The Dayton Power and Light Company	☐

Item 7.01 Regulation FD Disclosure.

On January 23, 2019, The Dayton Power and Light Company (“DP&L), a subsidiary of DPL Inc. (“DPL”) and The AES Corporation, announced that it filed a request with the Public Utilities Commission of Ohio (“PUCO”) for a two-year extension (the “DMR-E”) of its Distribution Modernization Rider (the “DMR”) through October 2022, in the proposed amount of $199 million for each of the two additional years. The request was made pursuant to the PUCO’s October 20, 2017 order establishing DP&L’s third electric security plan (the “ESP”), which approved the DMR and the option for DP&L to file for a two-year extension. The DMR-E request was set at a level expected to reduce debt obligations at both DP&L and DPL and to position DP&L to make capital expenditures to maintain and modernize its electric grid.

Previously, on December 21, 2018, in accordance with the terms of the PUCO’s ESP order, DP&L filed a Distribution Modernization Plan (“DMP”) with the PUCO proposing $576 million in rate-based capital project investments over the next decade. The proposed DMP is designed to modernize and transform DP&L’s distribution infrastructure to provide customer benefits through a more reliable and robust electric grid.

The DMR-E and the DMP are subject to review and approval by the PUCO, and the company anticipates receiving orders from the PUCO with respect to these matters by the third quarter of 2020.

A copy of the press release announcing the DMR-E filing is being furnished as Exhibit 99.1 attached hereto and incorporated by reference herein. Such information is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

DP&L’s ESP, DMR-E, and DMP case dockets at the PUCO, which include copies of the filings made in connection with these matters, are available at the website of the PUCO at www.puco.ohio.gov by searching Case No. 16-0395-EL-SSO for the ESP, Case No. 19-0162-EL-RDR for the DMR-E, and Case No. 18-1875-EL-GRD for the DMP. The information on the website of the PUCO is not incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1DP&L Press Release, dated January 23, 2019

Forward-Looking Statements
This current report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding management’s intents, beliefs, and current expectations and typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “would,” “intend,” “believe,” “project,” “estimate,” “plan”, and similar words. Such forward-looking statements include, but are not limited to, any statements with respect to the PUCO’s approval of the DMR-E and DMP, including the timing of the approvals and the amounts, if any, that may be approved, plans to make capital expenditures and reduce debt, and other management expectations and similar matters. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties, and other factors. Important factors that could affect actual results are discussed in DPL’s and DP&L’s filings with the Securities and Exchange Commission, including, but not limited to, the risks discussed under Item 1A “Risk Factors” in DPL’s and DP&L’s 2017 Annual Report on Form 10-K. Readers are encouraged to read DPL’s and DP&L’s filings to learn more about the risk factors associated with DPL’s and DP&L’s businesses. DPL and DP&L undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any security holder who desires copies of DPL or DP&L’s periodic reports filed with the Securities and Exchange Commission may obtain copies (excluding Exhibits) without charge by addressing a request to the Office of the Secretary, DPL Inc., 1065 Woodman Drive, Dayton, Ohio 45432. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Copies of such reports also may be obtained by visiting DPL’s website at www.dplinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: January 23, 2019	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: January 23, 2019	By:	Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary

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